SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 30, 2009

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut	06516
(Address of Principal Executive Offices)	(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 30, 2009, the Registrant accepted subscriptions from certain investors in the aggregate amount of $3,217,400 from the offerings of shares of the Registrant’s common stock and warrants to purchase common stock and the exercise by the Registrant’s warrantholders of their outstanding warrants.  The offerings were commenced in June 2009, when the Registrant’s stock price levels were approximately $0.57.  The offerings were closed to investors on August 30, 2009, after an extension by the Registrant’s Board of Directors from the original termination date of August 14, 2009.  In the Registrant’s offering of Units comprised of shares of common stock and warrants to purchase common stock, the Registrant accepted subscriptions for $1,337,500 for Units consisting of 2,675,000 shares and Warrants to purchase an additional 1,337,500 shares.  In the offering to its warrantholders, the Registrant raised an aggregate of $1,879,900 for 3,759,800 shares and warrants to purchase 3,759,800 shares.  All of the warrants sold in the offerings are exercisable at the price of $1.00 per share and expire in three years.

Additionally, the Registrant is amending the disclosures previously reported in its Current Report on Form 8-K filed on July 10, 2009, which is hereby incorporated by reference, wherein the Registrant report that it had accepted subscriptions for 2,100,700 shares of its Common Stock and warrants to purchase an additional 1,050,350 shares of Common Stock at an exercise price of $1.00 for an aggregate purchase price of $1,050,350.  Upon review of the accepted subscriptions, it was determined that on July 7, 2009, the Registrant accepted subscriptions from its warrantholders for an aggregate of $1,025,350 for 2,050,700 shares of common stock and warrants to purchase 2,050,700 shares of common stock.  In a separate offering which also closed on July 7, 2009, the Registrant accepted subscriptions of $75,000 for 150,000 shares of common stock and warrants to purchase an additional 75,000 shares.  The warrants in these offerings are exercisable at the price of $1.00 per share of common stock and expire in three years.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit #	Description
10.1	Form of Subscription Agreement of June 2009 Unit Offering.
10.2	Form of Subscription Agreement of June 2009 Warrant Exercise Offering.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: October 1, 2009	By:	/s/ Dr. Eugene Seymour
Dr. Eugene Seymour, MD, MPH
Chief Executive Officer

Exhibit Index

Exhibit #	Description
10.1	Form of Subscription Agreement of June 2009 Unit Offering.
10.2	Form of Subscription Agreement of June 2009 Warrant Exercise Offering.